    As filed with the Securities and Exchange Commission on January 31, 2000
                                                   Registration No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         _____________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         _____________________________

                        WALKER INTERACTIVE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                         _____________________________
       DELAWARE                                              95-2862954
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                         _____________________________
                               303 Second Street
                            San Francisco, CA 94107
                                 (415) 495-8811
         (Address and telephone number of principal executive offices)

                         _____________________________

   1995 Nonstatutory Stock Option Plan for Non-Officer Employees, as amended
                           (Full title of the plans)

                              Frank M. Richardson
                            Chief Executive Officer
                        Walker Interactive Systems, Inc.
                               303 Second Street
                            San Francisco, CA 94107
                                 (415) 495-8811
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         _____________________________
                                   Copies to:
                              Jamie E. Chung, Esq.
                               Cooley Godward llp
                         One Maritime Plaza, 20/th/ Floor
                         San Francisco, CA 94111-3580
                                 (415) 693-2000

                         _____________________________

                                                                   Page 1 of 26
                                                        Exhibit Index on Page 6

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                        Proposed Maximum         Proposed Maximum
 Title of Securities to                                Offering Price Per        Aggregate Offering
     be Registered                Amount to be             Share (2)                 Price (2)                  Amount of
                                  Registered(1)                                                              Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common
 Stock (par value $.001)             600,000                $10.4375                 $6,262,500                  $1,653.30

===================================================================================================================================


 (1) This registration statement shall cover any additional shares of Common Stock which become issuable under the 1995 Nonstatutory Stock Option Plan for Non-Officer Employees, as amended, by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's Common Stock.

  (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price are based upon the average of the high and low prices of Walker Interactive Systems, Inc.'s ("Registrant" or "Company") Common Stock as reported on the Nasdaq National Market on January 26, 2000.

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                      2.

                   INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENT ON FORM S-8


     The contents of Registration Statements on Form S-8, Nos. 33-64426, 33-87022, 333-02942, 333-08629, 333-39913, 333-57199 and 333-85677 filed with the
Securities and Exchange Commission on June 14, 1993, December 5, 1994, April 2, 1996, July 23, 1996, November 10, 1997, June 19, 1998 and August 20, 1999,
respectively, are incorporated by reference herein.

     In November 1999 the Board amended the 1995 Nonstatutory Stock Option Plan for Non-Officer Employees to increase the number of shares reserve from 3,000,000 to 3,600,000 and to permit the grant of options to persons who will become officers of the Company or an affiliate if such grants are made in order to induce such persons to enter into employment contracts with the Company or an affiliate.

                                    EXHIBITS

Exhibit
Number
------

5.1           Opinion of Cooley Godward llp

23.1          Independent Auditors' Consent

23.2 Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement

24            Power of Attorney is contained on the signature pages

99.1 1995 Nonstatutory Stock Option Plan for Non-Officer Employees, as amended

                                      3.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on January 31, 2000.


                                 WALKER INTERACTIVE SYSTEMS, INC.



                                 By: /s/ Frank M. Richardson
                                    -----------------------------------
                                 Name:   Frank M. Richardson
                                 Title:  Chief Executive Officer



                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank M. Richardson and Michael B. Shahbazian, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                                      4.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                          Title                                             Date

/s/ Frank M. Richardson                            Chief Executive Officer (Principal                January 26, 2000
--------------------------------------             Executive Officer)
      Frank M. Richardson



/s/ Michael B. Shahbazian                          Senior Vice President and Chief Financial         January 26, 2000
--------------------------------------             Officer (Principal Accounting Officer)
      Michael B. Shahbazian



/s/ Leonard Y. Liu                                 Chairman of the Board and Director                January 26, 2000
--------------------------------------
      Leonard Y. Liu


/s/ Richard C. Alberding                           Director                                          January 26, 2000
--------------------------------------
      Richard C. Alberding



/s/ Tania Amochaev                                 Director                                          January 26, 2000
--------------------------------------
      Tania Amochaev



/s/ William A. Hasler                              Director                                          January 26, 2000
--------------------------------------
      William A. Hasler



/s/ John M. Lillie                                 Director                                          January 26, 2000
--------------------------------------
      John M. Lillie



/s/ David C. Wetmore                               Director                                          January 26, 2000
--------------------------------------
      David C. Wetmore

                                      5.

                                 EXHIBIT INDEX


Exhibit
Number                  Description

5.1              Opinion of Cooley Godward llp

23.1             Independent Auditors' Consent

23.2 Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement

24               Power of Attorney is contained on the signature pages

99.1 1995 Nonstatutory Stock Option Plan for Non-Officer Employees, as amended

                                      6.